Exhibit 99.1

Verastem Stops Enrollment due to Futility in the COMMAND Study of VS-6063 for the Treatment of Malignant Pleural Mesothelioma

— No difference in VS-6063 versus placebo in either the intent to treat population or patients with Merlin-low tumors —

— Company to Host Conference Call Today at 8:30 AM ET —

BOSTON, MA — September 28, 2015 — Verastem, Inc. (NASDAQ: VSTM), focused on discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells, today announced that the Company has stopped enrollment in the Phase 2 registration-directed, double-blind, placebo-controlled study (COMMAND) of VS-6063 for patients with mesothelioma.  The decision to stop enrollment for futility followed a Data Safety Monitoring Board (DSMB) review of a pre-planned interim analysis. The results of the analysis demonstrated that VS-6063 had a generally well tolerated safety profile but that there was not a sufficient level of efficacy to warrant continuation of the study.

“Malignant pleural mesothelioma is among the most aggressive and lethal cancers with only one approved therapy,” said Lou Vaickus, MD FACP, Interim Chief Medical Officer. “With the aggressiveness of this disease, the use of single agent VS-6063 as a maintenance treatment following chemotherapy where all patients had residual disease was not sufficient.  There remains a significant unmet medical need for new treatment options for patients suffering from this very complex, difficult-to-treat cancer.”

“We have stopped further enrollment and initiated an orderly wind-down of the COMMAND study,” said Robert Forrester, Verastem President and Chief Executive Officer. “We are disappointed with the COMMAND outcome, but we are deeply grateful for the support and commitment from the patients participating in the study, their families, and the study investigators.  Based on these results, we will reevaluate our clinical priorities and direct our resources toward further development of VS-6063, VS-4718, and VS-5584.”

As of the end of Q2 2015, Verastem had $132.1M in cash and cash equivalents.

Conference Call Information

Date:	9/28/2015
Time:	8:30am ET
Domestic dial in:	(877) 341-5660
International dial in:	(315) 625-3226
Passcode:	50383223
Webcast:	http://bit.ly/1MyVNuU

About Verastem, Inc.

Verastem, Inc. (NASDAQ:VSTM) is discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells.  Cancer stem cells are an underlying cause of tumor recurrence and metastasis.  Verastem is developing small molecule inhibitors of signaling pathways that are critical to cancer stem cell survival and proliferation: FAK and PI3K/mTOR.  For more information, please visit www.verastem.com.

Forward-looking statements:

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s product candidates, including VS-6063. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the preclinical testing of the Company’s product candidates and preliminary or interim data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when we expect it to be, that enrollment of clinical trials may take longer than expected, that the Company will be unable to successfully complete the clinical development of its product candidates, including VS-6063, that the development of the Company’s product candidates will take longer or cost more than planned, and that the Company’s product candidates will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in any subsequent SEC filings. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Contact Verastem, Inc.:

Brian Sullivan, 781-292-4214

bsullivan@verastem.com